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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) April 17, 2000

                             MAS Acquisition X Corp.
               (Exact name of Registrant as specified in charter)



           Indiana                   0-25795              35-2070346
   (State or other jurisdiction    (Commission         (I.R.S. Employer
       of incorporation)           File Number)        Identification No.)


    1710 E. Division St., Evansville, IN                     47711
   (Address of principal executive offices)                (Zip code)



Registrant's telephone number, including area code      (812) 479-7266


         (Former name or former address, if changed, since last report)

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Item 4.	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) (1)	On April 14, 2000 the Registrant changed accountants from
Tubbs & Bartnick, P.A. to Stark Tinter & Associates, LLC:

(i)	Tubbs & Bartnick, P.A. declined to stand for re-election,
as a result of one of its shareholders becoming a member of Stark Tinter & Associates, LLC;

(ii)	The financial statements reported on by Tubbs & Bartnick,
P.A. were not subject to an adverse or qualified opinion, or a disclaimer of opinion during the past two fiscal years, and the interim period ended April 14, 2000;

(iii)	The decision to change accountants was approved by the
Registrant's Board of Directors; and

(iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and the interim period ended April 14, 2000.

(B)	Not applicable;

(C)	Not applicable;

(D)	Not applicable; and

(E)	Not applicable.

(2)	On April 14, 2000, the Registrant engaged Stark Tinter & Associates,
LLC as its independent accountants.

(i)	The Registrant did not consult with Stark Tinter & Associates, LLC, its new independent accountants, regarding any matter prior to its engagement; and

(ii)	Not applicable.

(3)	The Registrant has provided to Tubbs & Bartnick, P.A, its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from Tubbs & Bartnick, P.A, addressed to the Commission, confirming the statements made by the Registrant in this
Item 4. A copy of such letter is attached hereto.

(b)	Not applicable.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

        (16) Letter, dated April 17 2000, from Tubbs & Bartnick, P.A.

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SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 17, 2000

                                     MAS Acquisition X Corp.


                                     By: /s/ Aaron Tsai
                                        ----------------------------------
                                        Aaron Tsai
                                        President, Chief Executive Officer
                                        Treasurer and Director

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EXHIBIT 16

April 17, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE:  MAS Acquisition X Corp.

Dear Sir/Madam:

Pursuant to the request of the above referenced Company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated April 14, 2000; and

(2) We agree with the response.

Sincerely,

/s/ Tubbs & Bartnick, P.A.
Tubbs & Bartnick, P.A.

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